Exhibit 3.13

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “AC CONFERENCE NEWCO., LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF JUNE, A.D. 2013, AT 6:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “AC CONFERENCE NEWCO., LLC”.

5350314 8100H 141141538	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	1670428
	DATE:	09-04-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division or Corporations Delivered 06:52 PM 06/12/2013 FILED 06:44 PM 06/12/2013 SRV 130769403 – 5350314 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is AC Conference NewCo., LLC

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington Zip code 19808. The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

Fourth: (Insert any other matters the members determine to include herein)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 12 day of June, 2013.

By:	/s/ Jill Eaton
Authorized Person(s)

Name:	Jill Eaton